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                                                                       EXHIBIT 8
                               FOLEY & LARDNER
                        A T T O R N E Y S  A T  L A W



                                FIRSTAR CENTER              A MEMBER OF GLOBALEX
                          777 EAST WISCONSIN AVENUE       WITH MEMBER OFFICES IN
                       MILWAUKEE, WISCONSIN 53202-5367


MADISON                                                                   BERLIN
CHICAGO                    TELEPHONE (414) 271-2400                     BRUSSELS
WASHINGTON, D.C.                                                         DRESDEN
JACKSONVILLE                     TELEX 26-819                          FRANKFURT
ORLANDO                                                                   LONDON
TALLAHASSEE                    (FOLEY LARD MIL)                            PARIS
TAMPA                                                                  SINGAPORE
WEST PALM BEACH            FACSIMILE (414) 297-4900                    STUTTGART
                                                                          TAIPEI
                             WRITER'S DIRECT LINE

                                (414) 297-5641



                                February 6, 1995


Firstar Corporation                  Investors Bank Corp.
777 East Wisconsin Avenue            200 East Lake Street
Milwaukee, Wisconsin 53202           Wayzata, Minnesota 55391

Ladies and Gentlemen:

           We have acted as counsel to Firstar Corporation ("Firstar") in connection with the proposed merger (the "Merger") of Investors Bank Corp. ("Investors") into Firstar Corporation of Minnesota, a wholly-owned subsidiary of Firstar ("FCM"), to be effected in accordance with the terms and conditions of the Agreement and Plan of Reorganization (the "Agreement") dated as of August 21, 1994, by and among Firstar, Investors and FCM (the Agreement, together with the Plan of Merger attached thereto, the "Merger Agreements").
Section 8.01(f) of the Agreement provides that the respective obligations of each party to effect the Merger shall be subject to the receipt by each of Firstar and Investors of this opinion.

           In so acting, we have participated in the preparation of the Merger Agreements and the combined proxy statement and prospectus (the "Proxy Statement-Prospectus") for the special meeting of the stockholders of Investors. We have relied upon the facts set forth in the Proxy Statement-Prospectus and the representations, warranties and statements as to factual matters contained in and made pursuant to the Merger Agreements and Certificates addressed to us from each of Firstar and Investors, as well as the covenants contained in the Merger Agreements. We have considered such matters of law and made such investigations as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

           We are of the opinion that the portions of the Proxy
Statement-Prospectus containing statements, summaries and discussions of the tax law under the caption "PROPOSED MERGER--Certain Federal Income Tax Consequences" accurately set forth the material federal income tax consequences under current law that the Merger will have to Firstar, FCM, Investors and the holders of common and preferred stock of Investors.

           We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement filed by Firstar on Form S-4 in
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Firstar Corporation
Investors Bank Corp.
February 6, 1995
Page 2


connection with the Merger Agreements, and to the statements regarding us and to the use of our name in the Proxy Statement-Prospectus. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, or within the category of persons whose consent is required by Section 7 of the Act.

                                Very truly yours,

                                /s/ Foley & Lardner

                                FOLEY & LARDNER